September 2008
Filed pursuant to Rule 433 dated August 29, 2008 relating to
Preliminary Pricing Supplement No. 781 dated August 29, 2008 to
Registration Statement No. 333-131266
STRUCTURED INVESTMENTS
Opportunities in Equities
Trigger Securities due October    , 2009
Based on the Performance of a Basket of Metals Sector and Mining Sector Stocks
The Trigger Securities offer exposure to a basket of metals sector and mining sector stocks.  At maturity, (a) if the basket has appreciated, investors will receive the stated principal amount of their investment plus any upside performance of the basket, subject to the maximum payment at maturity, and (b) if the basket has depreciated, and the basket closing value has not declined to or below the trigger level on any day during the observation period, investors will receive par or (c) if the basket has depreciated and the basket closing value has declined to or below the trigger level on any day during the observation period, investors will lose 1% for every 1% decline in the value of the basket.
SUMMARY TERMS
Issuer:	Morgan Stanley
Issue price:	$10 per Trigger Security
Stated principal amount:	$10 per Trigger Security
Pricing date:	September , 2008
Original issue date:	September , 2008 (5 business days after the pricing date)
Maturity date:	October , 2009
Aggregate principal amount:	$
Basket:	Basket stocks	Ticker symbol	Exchange	Percentage of initial basket value
	Alcoa Inc.	AA	NYSE	5%
	Barrick Gold Corporation	ABX	NYSE	5%
	Century Aluminum Company	CENX	NASDAQ	5%
	Cleveland-Cliffs Inc	CLF	NYSE	5%
	CNOOC Limited	CEO*	NYSE	5%
	Companhia Vale do Rio Doce	RIO*	NYSE	5%
	Compañía de Minas Buenaventura S.A.A.	BVN*	NYSE	5%
	CONSOL Energy Inc.	CNX	NYSE	5%
	Foundation Coal Holdings, Inc.	FCL	NYSE	5%
	Freeport-McMoRan Copper & Gold Inc.	FCX	NYSE	5%
	Mittal Steel Company N.V.	MT	NYSE	5%
	Newmont Mining Corporation	NEM	NYSE	5%
	Nucor Corporation	NUE	NYSE	5%
	Peabody Energy Corporation	BTU	NYSE	5%
	POSCO	PKX*	NYSE	5%
	Sasol Limited	SSL*	NYSE	5%
	Steel Dynamics, Inc.	STLD	NASDAQ	5%
	Tenaris S.A.	TS*	NYSE	5%
	Ternium S.A.	TX*	NYSE	5%
	United States Steel Corporation	X	NYSE	5%
	* trades as an American Depositary Receipt
Payment at maturity:
At maturity, you will receive an amount per Trigger Security equal to:
¡ If the final basket value is greater than the initial basket value:
$10 + upside payment, subject to the maximum payment at maturity
The maximum payment at maturity will be $12.60 to $13.00 per Trigger Security and will be determined on the pricing date.
¡ If the final basket value is less than or equal to the initial basket value but the basket closing value has not declined to or below the trigger level on any day during the observation period:
$10
¡ If the final basket value is less than the initial basket value and the basket closing value has declined to or below the trigger level on any day during the observation period:
$10 x basket performance factor
 This amount will be less than the stated principal amount of $10 and may be zero.

CUSIP:	617483649
Listing:	The Trigger Securities will not be listed on any securities exchange.
Agent:	Morgan Stanley & Co. Incorporated
Terms continued:	Please see page 2 for further summary terms
Commissions and issue price:	Price to public	Agent’s commissions(1)	Proceeds to company
Per Trigger Security	$10	$	$
Total		$	$
(1)           For additional information, see “Supplemental Information Concerning Plan of Distribution” in the accompanying preliminary pricing supplement and “Plan of Distribution” in the accompanying prospectus supplement.

You should read this document together with the preliminary pricing supplement describing the offering, and the related prospectus supplement and prospectus, each of which can be accessed via the hyperlinks below, before you decide to invest.

Preliminary Pricing Supplement No. 781 dated August 29, 2008
Amendment No. 1 to Prospectus Supplement dated July 24, 2007                        Prospectus dated January 25, 2006

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates.  Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering.  You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-584-6837.

FWP: MSPRB0707001

Trigger Securities due October       , 2009
Based on the Performance of a Basket of Metals Sector and Mining Sector Stocks

SUMMARY TERMS: Continued from cover page
Trigger level:	6.50 (65% of the initial basket value)
Upside payment:	$10 x basket percentage increase x participation rate
Basket percentage increase:	(final basket value – initial basket value) / initial basket value
Participation rate:	100%
Maximum payment at maturity:	$12.60 to $13.00 per Trigger Security (126% to 130% of the stated principal amount). The actual maximum payment at maturity will be determined on the pricing date.
Observation period:
Each trading day on which there is no market disruption event with respect to any basket stock from an including the trading day immediately following the pricing date to and including the basket valuation date.

Basket performance factor:	final basket value / initial basket value
Initial basket value:	10, which is the basket closing value on the pricing date
Final basket value:	The basket closing value on the basket valuation date
Basket closing value:	The basket closing value on any date equals the sum of the products of the closing price and the multiplier for each basket stock, each determined as of such date by the calculation agent.
Multiplier:
The multiplier for each basket stock will reflect the fractional amount of each basket stock included in the basket based on the initial weighting and the price of each basket stock on the pricing date.  The multiplier for each basket stock will remain constant for the term of the Trigger Securities, unless adjusted for certain corporate events relating to the issuer of that basket stock.

Basket valuation date:	October , 2009, subject to adjustment for market disruption events.

September 2008	Page 2

Trigger Securities due October       , 2009
Based on the Performance of a Basket of Metals Sector and Mining Sector Stocks

Investment Overview

Trigger Securities

The Trigger Securities due October    , 2009, Based on the Performance of a Basket of Metals Sector and Mining Sector Stocks (the “Trigger Securities”) can be used:

▪	To gain access to a basket of metals sector and mining sector stocks.

▪
To provide protection against a loss of principal in the event of a decline in the value of the basket but only if the basket closing value does not decline to or below the trigger level on any day during the 13 month observation period.

Maturity:	13 months

Participation rate:	100%

Trigger level:	6.50 (65% of the initial basket value)

Maximum payment at maturity:	$12.60 to $13.00 (126% to 130% of the stated principal amount

Interest:	None

Basket Overview

The basket consists of the following twenty metals sector and mining sector stocks:

Basket Stocks as of August 27, 2008:
Basket Stocks:	Ticker Symbol	Current Price	52 Weeks Ago	52 Week High	52 Week Low
Alcoa Inc.	AA	$32.08	$36.98	$44.59	$28.79
Barrick Gold Corporation	ABX	$35.50	$32.13	$53.57	$30.82
Century Aluminum Company	CENX	$49.83	$47.75	$79.99	$42.49
Cleveland-Cliffs Inc.	CLF	$99.26	$36.345	$119.19	$34.95
CNOOC Limited	CEO	$156.96	$124.23	$216.49	$113.85
Companhia Vale do Rio Doce	RIO	$26.74	$24.16	$43.91	$22.52
Compañía de Minas Buenaventura S.A.A.	BVN	$22.89	$18.98	$41.955	$18.245
CONSOL Energy Inc.	CNX	$70.05	$40.39	$117.34	$38.86
Foundation Coal Holdings, Inc.	FCL	$61.88	$33.34	$88.88	$33.22
Freeport-McMoRan Copper & Gold Inc.	FCX	$91.09	$85.72	$125.86	$77.30
Mittal Steel Company N.V.	MT	$77.63	$64.39	$104.25	$59.70
Newmont Mining Corporation	NEM	$45.22	$40.45	$56.22	$40.45
Nucor Corporation	NUE	$52.11	$53.47	$82.07	$49.75
Peabody Energy Corporation	BTU	$65.21	$38.7881	$88.05	$38.1047
POSCO	PKX	$108.68	$142.12	$195.89	$106.07
Sasol Limited	SSL	$53.85	$38.04	$66.09	$37.01
Steel Dynamics, Inc.	STLD	$24.72	$21.64	$40.67	$20.625
Tenaris S.A.	TS	$55.64	$46.84	$74.5	$36.52
Ternium S.A.	TX	$34.07	$30.12	$45.18	$29.01
United States Steel Corporation	X	$132.19	$93.01	$191.96	$86.42

September 2008	Page 3

Trigger Securities due October       , 2009
Based on the Performance of a Basket of Metals Sector and Mining Sector Stocks

Historical Basket Value January 31, 2006 through August 27, 2008

The graph is calculated to show the historical daily values of the basket during the period from January 31, 2006 (the first date on which historical information for the entire basket is available) to August 27, 2008, assuming that the multipliers had been determined so that each basket stock would represent its proportionate value of the initial basket value on January 31, 2006.  The graph does not attempt to show your expected return on an investment in the Trigger Securities.  The historical values of the basket should not be taken as an indication of its future performance.

For further information on each of the basket stocks, please consult Annex A.

September 2008	Page 4

Trigger Securities due October       , 2009
Based on the Performance of a Basket of Metals Sector and Mining Sector Stocks

Key Investment Rationale

These Trigger Securities offer 1:1 exposure to the positive performance of the underlying basket, subject to the maximum payment at maturity, and provide protection against a loss of principal in the event of a decline in the value of the basket but only if the basket closing value does not decline to or below the trigger level on any day during the 13 month observation period.

Payment Scenario 1
The underlying basket increases in value and, at maturity, the Trigger Securities redeem for the stated principal amount of $10 plus 100% of the basket percentage increase, subject to the maximum payment at maturity of $12.60 to $13.00.

Payment Scenario 2
The underlying basket declines in value but the basket closing value does not decline to or below the trigger level on any day during the observation period and, at maturity, the Trigger Securities redeem for the stated principal amount of $10.

Payment Scenario 3
The underlying basket declines in value and the basket closing value does decline to or below the trigger level on any day during the observation period and, at maturity, the Trigger Securities redeem for less than the stated principal amount by an amount that is proportionate to the percentage decrease in the final basket value from the initial basket value.

Summary of Selected Key Risks (see page 12)

▪	The Trigger Securities do not pay interest and do not guarantee the return of any principal at maturity.

▪	Your appreciation potential is limited by the maximum payment at maturity.

▪	Market price of the Trigger Securities may be influenced by many unpredictable factors

▪	The basket stocks are concentrated in the metals sector and the mining sector

▪	The Trigger Securities will not be listed and secondary trading may be limited

▪	The inclusion of commissions and projected profit from hedging in the original issue price is likely to adversely affect secondary market prices

▪	Changes in the value of one or more of the basket stocks may offset each other

▪	Because some of the basket stocks are American Depositary Receipts, the Trigger Securities are subject to currency exchange rate risk

▪	Morgan Stanley is not affiliated with the issuers of the basket stocks

▪	Morgan Stanley may engage in business with or involving one or more of the issuers of the basket stocks without regard to your interests

▪	Investors in the Trigger Securities have no shareholder rights

▪	The Trigger Securities may come to be based on the value of the common stock of companies other than the issuers of the basket stocks

▪	The adjustments to the multipliers the calculation agent is required to make do not cover every corporate event that can affect the basket stocks

▪	The economic interests of the calculation agent and other of our affiliates are potentially adverse to your interests

▪	Hedging and trading activity by the calculation agent and its affiliates could potentially affect the value of the Trigger Securities

▪	The U.S. federal income tax consequences of an investment in the Trigger Securities are uncertain

September 2008	Page 5

Trigger Securities due October       , 2009
Based on the Performance of a Basket of Metals Sector and Mining Sector Stocks

Fact Sheet

The Trigger Securities offered are senior unsecured obligations of Morgan Stanley, will pay no interest, do not guarantee the return of any principal at maturity and have the terms described in the accompanying preliminary pricing supplement, prospectus supplement and the prospectus.  At maturity, an investor will receive for each stated principal amount of Trigger Securities that the investor holds, an amount in cash that may be greater than, equal to or less than the stated principal amount based upon the basket value as of the basket valuation date and on each day during the observation period.  The Trigger Securities are senior notes issued as part of Morgan Stanley’s Series F Global Medium-Term Notes program.

Expected Key Dates
Pricing date:	Original issue date (settlement date):	Maturity date:
September , 2008	September , 2008 ( business days after the pricing date)	October , 2009, subject to postponement due to a market disruption event

Key Terms
Issuer:	Morgan Stanley
Issue price:	100% ($10 per Trigger Security)
Aggregate principal amount	$
Stated principal amount:	$10 per Trigger Security
Denominations:	$10 per Trigger Security and integral multiples thereof
Interest:	None
Basket:	Basket stocks	Ticker symbol	Exchange	Percentage of initial basket value	Multiplier	Initial price of basket stock
	Alcoa Inc.	AA	NYSE	5%		$
	Barrick Gold Corporation	ABX	NYSE	5%		$
	Century Aluminum Company	CENX	NASDAQ	5%		$
	Cleveland-Cliffs Inc	CLF	NYSE	5%		$
	CNOOC Limited	CEO*	NYSE	5%		$
	Companhia Vale do Rio Doce	RIO*	NYSE	5%		$
	Compañía de Minas Buenaventura S.A.A.	BVN*	NYSE	5%		$
	CONSOL Energy Inc.	CNX	NYSE	5%		$
	Foundation Coal Holdings, Inc.	FCL	NYSE	5%		$
	Freeport-McMoRan Copper & Gold Inc.	FCX	NYSE	5%		$
	Mittal Steel Company N.V.	MT	NYSE	5%		$
	Newmont Mining Corporation	NEM	NYSE	5%		$
	Nucor Corporation	NUE	NYSE	5%		$
	Peabody Energy Corporation	BTU	NYSE	5%		$
	POSCO	PKX*	NYSE	5%		$
	Sasol Limited	SSL*	NYSE	5%		$
	Steel Dynamics, Inc.	STLD	NASDAQ	5%		$
	Tenaris S.A.	TS*	NYSE	5%		$
	Ternium S.A.	TX*	NYSE	5%		$
	United States Steel Corporation	X	NYSE	5%		$
	* trades as an American Depositary Receipt
Payment at maturity:
At maturity you will receive an amount per Trigger Security equal to:
¡ If the final basket value is greater than the initial basket value:
$10 + upside payment, subject to the maximum payment at maturity
¡ If the final basket value is less than or equal to the initial basket value but the basket closing value has not declined to or below the trigger level on any day during the observation period:
$10
¡ If the final basket value is less than the initial basket value and the basket closing value has declined to or below the trigger level on any day during the observation period:
$10 x basket performance factor
 This amount will be less than the stated principal amount of $10 and may be zero.

Upside payment:	$10 x basket percentage increase x participation rate
Participation rate:	100%
Maximum payment at maturity:	$12.60 to $13.00 (126% to 130% of the stated principal amount). The actual maximum payment at maturity will be determined on the pricing date.

September 2008	Page 6

Trigger Securities due October       , 2009
Based on the Performance of a Basket of Metals Sector and Mining Sector Stocks

Trigger level:	6.50 (65% of the initial index value)
Multiplier
The multiplier for each basket stock will reflect the fractional amount of each basket stock included in the basket based on the initial weighting and the price of each basket stock on the pricing date.  The multiplier for each basket stock will remain constant for the term of the Trigger Securities unless adjusted for certain corporate events relating to the issuer of that basket stock.

Basket percentage increase:	(final basket value – initial basket value) / initial basket value
Basket performance factor:	final basket value / initial basket value
Observation period:
Each trading day on which there is no market disruption event with respect to any basket stock from an including the trading day immediately following the pricing date to and including the basket valuation date.  Please see “Description of Trigger Securities—Observation Period” in the accompanying preliminary pricing supplement.

Initial basket value:	$10
Final basket value:	The basket closing value on the basket valuation date.
Basket closing value:	The basket value on any date equals the sum of the products of the closing price and the multiplier for each basket stock, each determined as of such date by the calculation agent.
Basket valuation date:	October , 2009, subject to adjustment for market disruption events.
Interest	None
Postponement of maturity date:
If due to a market disruption event or otherwise, the basket valuation date with respect to any basket stock occurs on or after October     , 2009, the maturity date will be postponed until the second scheduled trading day following the basket valuation date as last determined with respect to any basket stock.

Risk factors:	Please see “Risk Factors” on page 12

General Terms
Listing:	The Trigger Securities will not be listed on any securities exchange
CUSIP:	617483649
Tax considerations:
You should note that the discussion under “United States Federal Taxation” in the accompanying prospectus supplement does not apply to the Trigger Securities offered under this document and is superseded by the following discussion.

Although the issuer believes that, under current law, each Trigger Security should be treated as a single financial contract that is an “open transaction” for U.S. federal income tax purposes, there is uncertainty regarding the U.S. federal income tax consequences of an investment in the Trigger Securities.

Assuming this treatment of the Trigger Securities is respected and subject to the discussion in “United States Federal Taxation” in the accompanying preliminary pricing supplement, the following U.S. federal income tax consequences should result based on current law:

■ A U.S. Holder should not be required to recognize taxable income over the term of the Trigger Securities prior to maturity, other than pursuant to a sale or exchange.
■
Upon sale, exchange or settlement of the Trigger Securities at maturity, a U.S. Holder should recognize gain or loss equal to the difference between the amount realized and the U.S. Holder’s tax basis in the Trigger Securities.  Such gain or loss should be long-term capital gain or loss if the U.S. Holder has held the Trigger Securities for more than one year.

On December 7, 2007, the Treasury Department and the Internal Revenue Service (the “IRS”) released a notice requesting comments on the U.S. federal income tax treatment of “prepaid forward contracts” and similar instruments, such as the Trigger Securities.  The notice focuses in particular on whether to require holders of these instruments to accrue income over the term of their investment.  It also asks for comments on a number of related topics, including the character of income or loss with respect to these instruments; whether short-term instruments should be subject to any such accrual regime; the relevance of factors such as the exchange-traded status of the instruments and the nature of the underlying property to which the instruments are linked; the degree, if any, to which income (including any mandated accruals) realized by non-U.S. investors should be subject to withholding tax; and whether these instruments are or should be subject to the “constructive ownership” regime, which very generally can operate to recharacterize certain long-term capital gain as ordinary income that is subject to an interest charge.  While the notice requests comments on appropriate transition rules and effective dates, any Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in the Trigger Securities, possibly with retroactive effect.

September 2008	Page 7

Trigger Securities due October       , 2009
Based on the Performance of a Basket of Metals Sector and Mining Sector Stocks

Both U.S. and non-U.S. investors considering an investment in the Trigger Securities should read the discussion under “Risk Factors ― Structure Specific Risk Factors” in this document and the discussion under “United States Federal Taxation” in the accompanying preliminary pricing supplement and consult their tax advisers regarding all aspects of the U.S. federal income tax consequences of an investment in the Trigger Securities, including possible alternative treatments, the issues presented by the aforementioned notice, the potential application of Section 897 of the Internal Revenue Code of 1986, as amended (in the case of non-U.S. investors) and any tax consequences arising under the laws of any state, local or foreign taxing jurisdiction.

Trustee:	The Bank of New York Mellon (as successor trustee to JPMorgan Chase Bank, N.A.)
Calculation agent:	Morgan Stanley & Co. Incorporated (“MS & Co.”)
Use of proceeds and hedging:
The net proceeds we receive from the sale of the Trigger Securities will be used for general corporate purposes and, in part, in connection with hedging our obligations under the Trigger Securities through one or more of our affiliates.

On or prior to the pricing date, we, through our affiliates or others, will hedge our anticipated exposure in connection with the Trigger Securities by taking positions in the basket stocks or in options contracts on the basket stocks that are listed on major securities or positions in any other available securities or instruments that we may wish to use in connection with such hedging.

Such purchase activity could potentially increase the prices of the basket stocks, and, therefore, increase the prices at which the basket stocks must close on the basket valuation date before investors would receive at maturity a payment that exceeds the stated principal amount of the Trigger Securities.  For further information on our use of proceeds and hedging, see “Use of Proceeds and Hedging” in the accompanying preliminary pricing supplement describing this offering.

ERISA:	See “Benefit Plan Investor Considerations” in the accompanying preliminary pricing supplement describing this offering.
Contact:
Morgan Stanley clients may contact their local Morgan Stanley branch office or our principal executive offices at 1585 Broadway, New York, New York 10036 (telephone number (866) 477-4776).  All other clients may contact their local brokerage representative.  Third-party distributors may contact Morgan Stanley Structured Investment Sales at (800) 233-1087.

This offering summary represents a summary of the terms and conditions of the Trigger Securities.  We encourage you to read the accompanying preliminary pricing supplement, prospectus supplement and prospectus for this offering, which can be accessed via the hyperlinks on the front page of this document.

September 2008	Page 8

Trigger Securities due October       , 2009
Based on the Performance of a Basket of Metals Sector and Mining Sector Stocks

How Trigger Securities Work

The following tables illustrate the payment at maturity on the Trigger Securities for a range of hypothetical final basket values, taking into account whether or not the basket closing value decreased to or below the trigger level on any day during the observation period.

The hypothetical tables are based on the following values:

Initial basket value:	10

Trigger level:	6.50 (65% of the initial basket value, representing a 35% decline)

Hypothetical maximum payment at maturity:	$12.80 (128% of the of the stated principal amount)

Participation rate:	100%

TABLE 1:  Final basket value is greater than the initial basket value.  This table represents the hypothetical payment at maturity on a $10 investment in the Trigger Securities when the final basket value is greater than the initial basket value of 10.  In this scenario, any decrease of the basket closing value below the trigger level on any day during the observation period is irrelevant to the payment at maturity.  In each case, the payment at maturity is subject to the hypothetical maximum payment at maturity, and the investor will realize the maximum payment at maturity at a final basket value that is equal to or greater than 128% of the initial basket value.

Hypothetical final basket value	% change from initial basket value	Has the basket closing value declined to or below the trigger level during the observation period?	Payment at maturity of Trigger Securities
11.00	10%	Yes	$11.00
12.00	20%	No	$12.00
12.80	28%	Yes	$12.80
15.00	50%	No	$12.80
18.50	85%	No	$12.80
20.00	100%	No	$12.80

TABLE 2: Final basket value is less than or equal to the initial basket value but the basket closing value has not declined to or below the trigger level on any day during the observation period.  This table represents the hypothetical payment at maturity on a $10 investment in the Trigger Securities on the basis that the final basket value is less than or equal to the initial basket value of 10 but that the basket closing value has not decreased to or below the trigger level of 6.50 (65% of the initial basket value and representing a 35% decline from the initial basket value) on any day during the observation period.

Hypothetical final basket value	% change from initial basket value	Has the basket closing value declined to or below the trigger level during the observation period?	Payment at maturity of Trigger Securities
9.00	–10%	No	$10.00
8.50	–15%	No	$10.00
8.00	–20%	No	$10.00
6.60	–34%	No	$10.00

September 2008	Page 9

Trigger Securities due October       , 2009
Based on the Performance of a Basket of Metals Sector and Mining Sector Stocks

TABLE 3:  Final basket value is less than or equal to the initial basket value and the basket closing value has declined to or below the trigger level.  This table represents the hypothetical payment at maturity on a $10 investment in the Trigger Securities on the basis that the final basket value is less than or equal to the initial basket value of 10 and that the basket closing value has decreased to or below the trigger level of 6.50 (65% of the initial basket value and representing a 35% decline from the initial basket value) on at least one day during the observation period.

Hypothetical final basket value	% change from initial basket value	Has the basket closing value declined to or below the trigger level during the observation period?	Payment at maturity of Trigger Securities
8.00	–20%	Yes	$8.00
7.50	–25%	Yes	$7.50
7.00	–30%	Yes	$7.00
4.50	–55%	Yes	$4.50

Because the basket closing value may be subject to significant fluctuation during the observation period, it is not possible to present a chart or table illustrating the complete range of possible payouts at maturity.  The examples of the hypothetical payout calculations above are intended to illustrate how the amount payable to you at maturity will depend on (i) whether the final basket value is greater than or less than or equal to the initial basket value, (ii) whether the basket closing value has or has not decreased to or below the trigger level on any day during the observation period and (iii) the maximum payment at maturity.

September 2008	Page 10

Trigger Securities due October       , 2009
Based on the Performance of a Basket of Metals Sector and Mining Sector Stocks

Payment at Maturity

At maturity, investors will receive for each $10 stated principal amount of Trigger Securities that they hold an amount in cash based upon the closing value of the underlying basket on the valuation date, as determined as follows:

If the final basket value is greater than the initial basket value:

$10    +    Upside Payment:

where,

If the final basket value is less than or equal to the initial basket value but the basket closing value has not declined to or below the trigger level on any day during the observation period:

The stated principal amount of $10

If the final basket value is less than the initial basket value and the basket closing value has declined to or below the trigger level on any day during the observation period:

$10 X Basket Performance Factor

where,

Because in this case the basket performance factor will be is less than 1, the payment at maturity will be less than the stated principal amount.

September 2008	Page 11

Trigger Securities due October       , 2009
Based on the Performance of a Basket of Metals Sector and Mining Sector Stocks

Risk Factors

The following is a non-exhaustive list of certain key risk factors for investors in the Trigger Securities. For further discussion of these and other risks, you should read the section entitled “Risk Factors” in the accompanying preliminary pricing supplement.  We also urge you to consult your investment, legal, tax, accounting and other advisers before you invest in the Trigger Securities.

Risk Factors

▪
The Trigger Securities do not pay interest and do not guarantee the return of any principal at maturity.  The terms of the Trigger Securities differ from those of ordinary debt securities in that we will not pay you interest on the Trigger Securities and there is no guaranteed return of principal at maturity.  Instead, at maturity you will receive for each $10 stated principal amount of Trigger Securities that you hold an amount in cash based upon the final basket value and whether the basket closing value has declined to or below the trigger level on any day during the observation period.  If the final basket value is less than the initial basket value and the basket closing value on any day during the observation period has declined to or below the trigger level of 65% of the initial basket value, we will pay to you an amount in cash per Trigger Security that is less than the $10 stated principal amount of each Trigger Security by an amount proportionate to the decrease in the value of the basket from its initial value, as expressed by the basket performance factor.

▪
Your appreciation potential is limited by the maximum payment at maturity.  The appreciation potential of the Trigger Securities is limited by the maximum payment at maturity of $12.60 to $13.00 per Trigger Security (126% to 130% of the stated principal amount).

▪
Market price of the Trigger Securities may be influenced by many unpredictable factors.  Several factors, many of which are beyond our control, will influence the value of the Trigger Securities in the secondary market and the price at which MS & Co. may be willing to purchase or sell the Trigger Securities in the secondary market, including: whether the basket closing value on any day during the observation period has decreased to or below the trigger level, the market price and relative performance of each of the basket stocks at any time and, in particular, on the basket valuation date; volatility (frequency and magnitude of changes in price) of each of the basket stocks; interest and yield rates in the market; dividend yield of the basket stocks, if any; geopolitical conditions and economic, financial, political and regulatory or judicial events that affect the basket stocks, the metals sector, the mining sector or stock markets generally and which may affect the basket closing value on any day or the final basket value; time remaining until the Trigger Securities mature, the occurrence of certain events affecting a particular basket stock that may or may not require an adjustment to its multiplier or to the basket and our creditworthiness.

▪
The basket stocks are concentrated in the metals sector and the mining sector  The basket stocks are issued by companies whose primary business is directly associated with the metals sector or the mining sector.  Because the value of the Trigger Securities is linked to the performance of the basket, an investment in the Trigger Securities will be concentrated in the metals sector and the mining sector and the performance of the Basket may be more volatile than the performance of a more broadly diversified basket.

Metals sector companies, including steel and aluminum producers, are subject to specific risks including, without limitation, significant competition, current and future raw material and energy costs, changing and volatile demand for steel, aluminum and other metals products, government regulations and, in particular, trade, environmental and labor regulations and international standards and transportation costs.  The market for steel, aluminum and other metals products is a principally a global market and demand for steel, aluminum and other metals products is largely dependant upon global economic conditions and demand for construction and manufacturing materials.  A decline in global economic conditions could reduce demand for metals products and therefore the performance of companies in the metals sector.  Because the market for metals products is largely global, the performance of companies in the metals sector could be adversely affected by barriers to free trade including the imposition of tariffs, new environmental or labor standards and other governmental regulations.  Specifically, any downturn in demand, due to slowed economic growth or otherwise, in major importing countries, such as China, may have a negative impact on the prices of metals and therefore the performance of companies in the metals sector.  The production of aluminum, and, to a lesser extent, steel and other metals products, is an extremely energy intensive process, and may therefore be adversely affected by increases in energy costs.  Furthermore, the production of metals generally requires large capital investments for production facilities and the performance of metals sector companies may be significantly affected by global interest rates and other factors affecting the cost of capital.

September 2008	Page 12

Trigger Securities due October       , 2009
Based on the Performance of a Basket of Metals Sector and Mining Sector Stocks

The performance of mining sector companies is strongly tied to the prices of the specific commodities produced and declines in commodities prices, which may result from decreased global economic activity, decreased inflation rates or other factors, can have significant adverse effects on the performance of mining sector stocks.  Additionally, mining sector companies may be subject to other specific risks including, without limitation, changes in environmental, labor and other government regulations, changes in energy and transportation costs and the availability of substitutes for certain commodities in various applications.  Any downturn in demand for mined commodities, due to slowed economic growth or otherwise, in major importing countries, such as China, may have a negative impact on the prices of such commodities and therefore the performance of companies in the mining sector.  Mining is generally a capital intensive activity and the performance of mining sector companies may be significantly affected by global interest rates and other factors affecting the cost of capital.  The performance of certain companies in the mining sector may also be heavily dependant upon the production from specific individual mines or production sites that contribute a significant portion of such companies production, and interruptions or cessation of the production from any such site, because of government action or environmental oversight, war, rebellion or any other cause, or declining production from such individual mines may adversely affect the performance of such companies.  Furthermore, maintaining or increasing levels of production may be dependant upon exploring for new mineral resources and developing new production facilities to tap such new resources.  Developing new resources is often contingent upon securing governmental cooperation and upon significant capital outlays to bring new mines into production. Delays or obstacles to such new developments may have adverse effects on the performance of companies in the mining sector.

▪
The Trigger Securities will not be listed and secondary trading may be limited.  The Trigger Securities will not be listed on any securities exchange.  Therefore, there may be little or no secondary market for the Trigger Securities.  MS & Co. currently intends to act as a market maker for the Trigger Securities but is not required to do so.  Even if there is a secondary market, it may not provide enough liquidity to allow you to trade or sell the Trigger Securities easily.  Because we do not expect that other market makers will participate significantly in the secondary market for the Trigger Securities, the price at which you may be able to trade your Trigger Securities is likely to depend on the price, if any, at which MS & Co. is willing to transact.  If, at any time, MS & Co. were to cease acting as a market maker, it is likely that there would be no secondary market for the Trigger Securities.  Because it is not possible to predict whether the market for the Trigger Securities will be liquid or illiquid, you should be willing to hold your Trigger Securities to maturity.

▪
The inclusion of commissions and projected profit from hedging in the original issue price is likely to adversely affect secondary market prices.  Assuming no change in market conditions or any other relevant factors, the price, if any, at which MS & Co. is willing to purchase Trigger Securities in secondary market transactions will likely be lower than the original issue price, since the original issue price included, and secondary market prices are likely to exclude, commissions paid with respect to the Trigger Securities, as well as the projected profit included in the costs of hedging our obligations under the Trigger Securities.  In addition, any such prices may differ from values determined by pricing models used by MS & Co., as a result of dealer discounts, mark-ups or other transaction costs.

▪
Changes in the value of one or more of the basket stocks may offset each other.  Price movements in the basket stocks may not correlate with each other.  At a time when the value of one basket stock increases, the value of any other basket stock may not increase as much or may even decline in value.  Therefore, in calculating the basket value on the basket valuation date, increases in the value of one basket stock may be moderated, or wholly offset, by lesser increases or declines in the value of any other basket stock.  You can review the historical prices of each of the basket stocks for each calendar quarter in the period from January 1, 2005 (or for Ternium S.A. January 31, 2006, the date on which American Depositary Receipts of Ternium S.A. first traded) through August 27, 2008 in Annex A, as well as a graph of historical basket values for the period from January 31, 2006 through August 27, 2008 in the section called “Basket Overview”.  You cannot predict the future performance of any of the basket stocks or of the basket as a whole, or whether increases in the prices of any of the basket stocks will be offset by decreases in the prices of other basket stocks, based on historical performance.  In addition, there can be no assurance that the final basket value will be higher than the initial basket value so that you will receive at maturity an amount in excess of the stated principal amount of the Trigger Securities.

▪
Because some of the basket stocks are American Depositary Receipts, the Trigger Securities are subject to currency exchange rate risk.  Seven of the basket stocks are American Depositary Receipts, which are quoted and traded in U.S. dollars, and which may trade differently from the ordinary shares of the underlying companies, which are quoted and traded on non-U.S. securities exchanges in currencies other than the U.S. dollar.  In general, the depreciation of the currencies in which the ordinary shares of these companies trade versus the U.S. dollar may adversely affect the market price of the American Depositary Receipts of these companies, which may consequently adversely affect the value of the basket.

September 2008	Page 13

Trigger Securities due October       , 2009
Based on the Performance of a Basket of Metals Sector and Mining Sector Stocks

Exchange rate movements for a particular currency are volatile and are the result of numerous factors specific to that country including the supply of, and the demand for, those currencies, as well as government policy, intervention or actions, but are also influenced significantly from time to time by political or economic developments, and by macroeconomic factors and speculative actions related to each region.  Of particular importance to potential currency exchange risk are: existing and expected rates of inflation; existing and expected interest rate levels; the balance of payments; and the extent of governmental surpluses or deficits in the relevant countries and the United States of America.

All of these factors are in turn sensitive to the monetary, fiscal and trade policies pursued by the governments of relevant countries and the United States and other countries important to international trade and finance.

▪
Morgan Stanley is not affiliated with the issuers of the basket stocks.  We are not affiliated with any of the issuers of the basket stocks and the issuers of the basket stocks are not involved with this offering in any way.  Consequently, we have no ability to control the actions of the issuers of the basket stocks, including any corporate actions of the type that would require the calculation agent to adjust the multipliers of the basket stocks.  The issuers of the basket stocks have no obligation to consider your interests as an investor in the Trigger Securities in taking any corporate actions that might affect the value of your Trigger Securities.  None of the money you pay for the Trigger Securities will go to the issuers of the basket stocks.

▪
Morgan Stanley may engage in business with or involving one or more of the issuers of the basket stocks without regard to your interests.  We or our affiliates may presently or from time to time engage in business with one or more of the issuers of the basket stocks without regard to your interests, including extending loans to, or making equity investments in, one or more of the issuers of the basket stocks or their affiliates or subsidiaries or providing advisory services to one or more of the issuers of the basket stocks, such as merger and acquisition advisory services.  In the course of our business, we or our affiliates may acquire non-public information about one or more of the issuers of the basket stocks.  Neither we nor any of our affiliates undertakes to disclose any such information to you.  In addition, we or our affiliates from time to time have published and in the future may publish research reports with respect to the basket stocks.  These research reports may or may not recommend that investors buy or hold the basket stocks. The basket was compiled independently of any research recommendations and may not be consistent with such recommendations.  Furthermore, the composition of the basket will not be affected by any change that we or our affiliates may make in our recommendations or decisions to begin or discontinue coverage of any of the issuers of the basket stocks in our research reports.

▪
You have no shareholder rights.  Investing in the Trigger Securities is not equivalent to investing in the basket stocks.  As an investor in the Trigger Securities, you will not have voting rights or the right to receive dividends or other distributions or any other rights with respect to the basket stocks.

▪
The Trigger Securities may come to be based on the value of the common stock of companies other than the issuers of the basket stocks.  Following certain corporate events relating to any basket stock, such as a merger event where holders of such basket stock would receive all or a substantial portion of their consideration in cash or a significant cash dividend or distribution of property with respect to such basket stock, the stock prices used to calculate your return on the Trigger Securities will be based on the common stock of three companies in the same industry group as the affected basket stock in lieu of, or in addition to, such basket stock.  Following certain other corporate events, such as a stock-for-stock merger where the issuer of a basket stock is not the surviving entity, the stock prices used to calculate your return on the Trigger Securities may be based on the common stock of a successor corporation to the issuer.  We describe the specific corporate events that can lead to these adjustments and the procedures for selecting those other reference stocks in the section of the accompanying preliminary pricing supplement called “Description of Trigger Securities—Adjustments to the Multipliers.”  The occurrence of such corporate events and the consequent adjustments may materially and adversely affect the market price of the Trigger Securities.

▪
The adjustments to the multipliers do not cover every event that can affect the basket stocks.  MS & Co., as calculation agent, will adjust the multiplier for a basket stock for certain events affecting that basket stock, such as stock splits and stock dividends, and certain other corporate actions involving the issuer of that basket stock, such as mergers.  However, the calculation agent will not make an adjustment for every corporate event or every distribution that could affect the basket stocks.  For example, the calculation agent is not required to make any adjustments if the issuer of a basket stock or anyone else makes a partial tender or partial exchange offer for that basket stock.  If an event occurs that does not require the calculation agent to adjust the multiplier, the market price of the Trigger Securities may be materially and adversely affected.  The determination by the calculation agent to adjust, or not to adjust, the multiplier may materially and adversely affect the market price of the Trigger Securities.

September 2008	Page 14

Trigger Securities due October       , 2009
Based on the Performance of a Basket of Metals Sector and Mining Sector Stocks

▪
The economic interests of the calculation agent and other of our affiliates are potentially adverse to your interests.  The economic interests of the calculation agent and other of our affiliates are potentially adverse to your interests as an investor in the Trigger Securities.  As calculation agent, MS & Co. will calculate the final basket value, determine whether the basket closing value has declined to or below the trigger level on any day during the observation period and determine what adjustments should be made, if any, to the multiplier for each basket stock to reflect certain corporate and other events and whether a market disruption event has occurred.  Determinations made by MS & Co., in its capacity as calculation agent, including adjustments to the multipliers, may affect the payment, if any, you will receive at maturity.  See the sections of the accompanying preliminary pricing supplement called “Description of Trigger Securities—Market Disruption Event” and “—Adjustments to the Multipliers.”

▪
Hedging and trading activity by the calculation agent and its affiliates could potentially affect the value of the Trigger Securities.  MS & Co. and other affiliates of ours will carry out hedging activities related to the Trigger Securities, including trading in the basket stocks and in options contracts on the basket stocks, as well as in other instruments related to the basket stocks.  MS & Co. and some of our other affiliates also trade the basket stocks and other financial instruments related to the basket stocks on a regular basis as part of their general broker-dealer and other businesses.  Any of these hedging or trading activities on or prior to the day we price the Trigger Securities for initial sale to the public could potentially increase the prices of the basket stocks and, therefore, the prices at which the basket stocks must close on the basket valuation date before you receive a payment at maturity that exceeds the principal amount of the Trigger Securities.  Additionally, such hedging or trading activities during the observation period and on the basket valuation date could potentially adversely affect whether the basket closing value declines to or below the trigger level on any day during the observation period or could affect the value of the basket stocks on the basket valuation date and, therefore, the amount of cash you will receive at maturity.

▪
The U.S. federal income tax consequences of an investment in the Trigger Securities are uncertain. Please read the discussion under “Fact Sheet ― General Information ― Tax Considerations” in this document and the discussion under “United States Federal Taxation” in the accompanying preliminary pricing supplement (together the “Tax Disclosure Sections”) concerning the U.S. federal income tax consequences of an investment in the Trigger Securities.  If the Internal Revenue Service (the “IRS”) were successful in asserting an alternative treatment, the timing and character of income on the Trigger Securities might differ significantly from the tax treatment described in the Tax Disclosure Sections.  For example, under one treatment, U.S. Holders could be required to accrue original issue discount on the Trigger Securities every year at a “comparable yield” determined at the time of issuance and recognize all income and gain in respect of the Trigger Securities as ordinary income.  The issuer does not plan to request a ruling from the IRS regarding the tax treatment of the Trigger Securities, and the IRS or a court may not agree with the tax treatment described in the Tax Disclosure Sections.  On December 7, 2007, the Treasury Department and the IRS released a notice requesting comments on the U.S. federal income tax treatment of “prepaid forward contracts” and similar instruments, such as the Trigger Securities.  The notice focuses in particular on whether to require holders of these instruments to accrue income over the term of their investment.  It also asks for comments on a number of related topics, including the character of income or loss with respect to these instruments; whether short-term instruments should be subject to any such accrual regime; the relevance of factors such as the exchange-traded status of the instruments and the nature of the underlying property to which the instruments are linked; the degree, if any, to which income (including any mandated accruals) realized by non-U.S. investors should be subject to withholding tax; and whether these instruments are or should be subject to the “constructive ownership” regime, which very generally can operate to recharacterize certain long term capital gain as ordinary income that is subject to an interest charge.  While the notice requests comments on appropriate transition rules and effective dates, any Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in the Trigger Securities, possibly with retroactive effect.  Both U.S. and Non-U.S. Holders should consult their tax advisers regarding the U.S. federal income tax consequences of an investment in the Trigger Securities, including possible alternative treatments, the issues presented by this notice, the potential application of Section 897 of the Internal Revenue Code of 1986, as amended (in the case of Non-U.S. Holders) and any tax consequences arising under the laws of any state, local or foreign taxing jurisdiction.

September 2008	Page 15

Trigger Securities due October       , 2009
Based on the Performance of a Basket of Metals Sector and Mining Sector Stocks

Annex A

Price and Historical Information Available for Basket Stocks

The historical information on the basket stocks contained in this Annex A includes tables setting forth the published high and low closing prices for each basket stock (except for Ternium S.A. which began trading on January 31, 2006) during 2005, 2006, 2007 and 2008 through August 27, 2008. We obtained the information in the tables included in this Annex A from Bloomberg Financial Markets, and we believe such information to be accurate.

The historical prices of the basket stocks set forth in this Annex A should not be taken as an indication of future performance, and no assurance can be given as to the level of the basket stocks on the basket valuation date or whether or not the basket closing value will decline to or below the trigger level on any day during the observation period.  The final basket value may be lower than the initial basket value and the basket closing value may decline to or below the trigger level on any day during the observation period so that you will receive less than the $10 stated principal amount of the Trigger Securities at maturity.  We cannot give you any assurance that the final basket value will be greater than the initial basket value so that at maturity you receive a payment in excess of the principal amount of Trigger Securities.  Because your return is linked to the value of the basket stocks at maturity, there is no guaranteed return of 100% of principal.

If the final basket value is less than the initial basket value and the basket closing value has declined to or below the trigger level on any day during the observation period, you will lose money on your investment proportionate to the decrease in the final basket value from the initial basket value.

As an investor in the Trigger Securities, you will not be entitled to receive dividends, if any, that may be payable on the basket stocks.

Neither we nor any of our affiliates makes any representation to you as to the performance of any of the basket stocks or the basket as a whole.

September 2008	Page A-1

Trigger Securities due October       , 2009
Based on the Performance of a Basket of Metals Sector and Mining Sector Stocks

Aloca Inc. is engaged in the production and management of primary aluminum, fabricated aluminum, and alumina combined, through its participation in the aluminum industry: technology, mining, refining, smelting, fabricating and recycling.  Its Commission file number is 001-03610.

Barrick Gold Corporation is a gold mining company with mining operations in Canada, the United States, Dominican Republic, Australia, Papua New Guinea, Peru, Chile, Argentina, Pakistan, Russia, South Africa and Tanzania whose principal products and sources of earnings are gold and copper.  Its Commission file number is 001-09059.

Alcoa Inc.	High	Low	Barrick Gold Corporation	High	Low
(CUSIP 013817101)			(CUSIP 067901108)
2005			2005
First Quarter	32.12	28.37	First Quarter	26.01	21.50
Second Quarter	31.61	26.09	Second Quarter	25.80	21.38
Third Quarter	29.77	24.01	Third Quarter	29.30	23.55
Fourth Quarter	29.65	22.54	Fourth Quarter	28.98	24.92
2006			2006
First Quarter	32.03	28.78	First Quarter	31.46	25.65
Second Quarter	36.59	28.95	Second Quarter	35.23	26.89
Third Quarter	33.55	27.16	Third Quarter	34.04	28.28
Fourth Quarter	31.18	26.60	Fourth Quarter	31.50	28.34
2007			2007
First Quarter	35.36	28.48	First Quarter	32.11	27.42
Second Quarter	41.88	33.92	Second Quarter	31.17	27.99
Third Quarter	47.35	31.92	Third Quarter	40.94	29.60
Fourth Quarter	40.43	33.90	Fourth Quarter	46.98	37.39
2008			2008
First Quarter	39.12	28.79	First Quarter	53.57	41.94
Second Quarter	44.59	33.93	Second Quarter	46.04	37.36
Third Quarter (through August 27, 2008)	34.94	30.96	Third Quarter (through August 27, 2008)	50.39	32.16

Century Aluminum Company produces primary aluminum. Its Commission file number is 000-27918.
Cleveland-Cliffs Inc is an international mining company with operations in North America, Australia and Brazil and a supplier of metallurgical coal to the global steelmaking industry.  Its Commission file number is 001-08944.

Century Aluminum Company	High	Low	Cleveland-Cliffs Inc	High	Low
(CUSIP 156431108)			(CUSIP 185896107)
2005			2005
First Quarter	33.63	23.99	First Quarter	21.55	11.97
Second Quarter	32.08	20.25	Second Quarter	18.54	13.15
Third Quarter	27.49	20.25	Third Quarter	21.78	14.42
Fourth Quarter	26.59	17.87	Fourth Quarter	24.38	18.29
2006			2006
First Quarter	43.42	27.68	First Quarter	27.06	20.49
Second Quarter	55.88	31.99	Second Quarter	24.85	15.86
Third Quarter	39.03	30.73	Third Quarter	19.85	16.89
Fourth Quarter	46.12	30.90	Fourth Quarter	24.37	18.82
2007			2007
First Quarter	49.28	39.37	First Quarter	32.20	23.21
Second Quarter	58.34	47.31	Second Quarter	44.73	32.67
Third Quarter	66.72	42.08	Third Quarter	44.57	30.32
Fourth Quarter	59.02	49.76	Fourth Quarter	52.38	37.33
2008			2008
First Quarter	70.40	42.49	First Quarter	63.47	42.65
Second Quarter	79.99	65.21	Second Quarter	119.19	63.73
Third Quarter (through August 27, 2008)	64.70	45.99	Third Quarter (through August 27, 2008)	116.00	85.90

September 2008	Page A-2

Trigger Securities due October       , 2009
Based on the Performance of a Basket of Metals Sector and Mining Sector Stocks

CNOOC Limited is an oil and gas company engaged in the exploration, development and production of crude oil and natural gas primarily offshore from China. Its Commission file number is 001-14966.			Companhia Vale do Rio Doce is a metals and mining company operating in 21 countries around the world. Its Commission file number is 001-15030.
CNOOC Limited	High	Low	Companhia Vale do Rio Doce	High	Low
(CUSIP 126132109)			(CUSIP 204412209)
2005			2005
First Quarter	57.91	49.50	First Quarter	9.14	6.51
Second Quarter	59.32	51.20	Second Quarter	8.00	6.40
Third Quarter	77.43	59.67	Third Quarter	11.20	7.38
Fourth Quarter	71.95	61.70	Fourth Quarter	11.27	9.21
2006			2006
First Quarter	88.03	69.19	First Quarter	12.82	10.57
Second Quarter	87.90	67.19	Second Quarter	14.55	10.04
Third Quarter	91.78	79.45	Third Quarter	12.22	9.88
Fourth Quarter	94.63	80.58	Fourth Quarter	15.17	10.45
2007			2007
First Quarter	94.27	78.18	First Quarter	18.80	13.76
Second Quarter	116.95	85.57	Second Quarter	23.78	18.69
Third Quarter	166.43	97.02	Third Quarter	33.98	19.11
Fourth Quarter	216.49	151.67	Fourth Quarter	37.75	31.00
2008			2008
First Quarter	183.36	134.75	First Quarter	37.22	26.57
Second Quarter	203.00	152.78	Second Quarter	43.91	34.44
Third Quarter (through August 27, 2008)	174.91	129.28	Third Quarter (through August 27, 2008)	34.50	24.62

Compañía de Minas Buenaventura S.A.A. is a precious metals company engaged in the exploration, mining and processing of gold, silver and, to a lesser extent, other metals, in Peru.  Its Commission file number is 001-14370.
			CONSOL Energy Inc. is a multi-fuel energy producer and energy services provider. Its Commission file number is 001-14901.
Compañía de Minas Buenaventura S.A.A.	High	Low	CONSOL Energy Inc.	High	Low
(CUSIP 204448104)			(CUSIP 20854P109)
2005			2005
First Quarter	12.29	10.13	First Quarter	24.16	18.95
Second Quarter	11.78	9.99	Second Quarter	27.08	20.99
Third Quarter	15.53	11.01	Third Quarter	38.14	27.87
Fourth Quarter	15.62	12.32	Fourth Quarter	39.52	27.06
2006			2006
First Quarter	15.66	11.58	First Quarter	37.08	30.24
Second Quarter	15.63	12.04	Second Quarter	48.14	35.59
Third Quarter	15.40	12.57	Third Quarter	47.75	29.06
Fourth Quarter	14.27	12.18	Fourth Quarter	37.67	29.40
2007			2007
First Quarter	15.12	12.70	First Quarter	39.49	29.19
Second Quarter	18.73	15.19	Second Quarter	49.56	39.33
Third Quarter	25.12	16.79	Third Quarter	50.05	36.40
Fourth Quarter	30.50	23.22	Fourth Quarter	73.58	45.34
2008			2008
First Quarter	41.96	29.49	First Quarter	81.33	59.03
Second Quarter	37.19	29.99	Second Quarter	117.34	69.91
Third Quarter (through August 27, 2008)	33.96	20.90	Third Quarter (through August 27, 2008)	111.95	60.14

September 2008	Page A-3

Trigger Securities due October       , 2009
Based on the Performance of a Basket of Metals Sector and Mining Sector Stocks

Foundation Coal Holdings, Inc. is a coal producer which operates thirteen mines located in Wyoming, Pennsylvania and West Virginia. Its Commission file number is 001-32331.
Freeport-McMoRan Copper & Gold Inc. is a copper, gold and molybdenum mining company with mining operations in Indonesia, North and South America, and the Democratic Republic of the Congo.  Its Commission file number is 001-09916.

Foundation Coal Holdings, Inc.	High	Low	Freeport-McMoRan Copper & Gold Inc.	High	Low
(CUSIP 35039W100)			(CUSIP 35671D857)
2005			2005
First Quarter	26.35	20.00	First Quarter	43.73	35.28
Second Quarter	26.49	21.51	Second Quarter	40.01	32.06
Third Quarter	38.84	25.95	Third Quarter	48.97	37.93
Fourth Quarter	38.98	32.14	Fourth Quarter	55.36	45.02
2006			2006
First Quarter	46.47	35.55	First Quarter	64.31	48.35
Second Quarter	55.86	38.50	Second Quarter	72.09	43.75
Third Quarter	47.20	29.15	Third Quarter	61.59	50.50
Fourth Quarter	38.00	30.70	Fourth Quarter	62.87	49.04
2007			2007
First Quarter	35.33	29.93	First Quarter	66.19	50.49
Second Quarter	45.08	34.04	Second Quarter	84.42	66.73
Third Quarter	42.30	32.26	Third Quarter	108.67	73.07
Fourth Quarter	52.60	37.84	Fourth Quarter	117.86	89.28
2008			2008
First Quarter	59.42	44.82	First Quarter	106.57	77.30
Second Quarter	88.58	49.49	Second Quarter	125.86	97.63
Third Quarter (through August 27, 2008)	88.88	52.69	Third Quarter (through August 27, 2008)	115.55	79.00

Mittal Steel Company N.V. is a global steel producer with steel-making operations in 26 countries. Its Commission file number is 001-14666.
Newmont Mining Corporation is a gold producer with assets or operations in the United States, Australia, Peru, Indonesia, Ghana, Canada, Bolivia, New Zealand and Mexico.  Its Commission file number is 001-31240.

Mittal Steel Company N.V.	High	Low	Newmont Mining Corporation	High	Low
(CUSIP 03938L104)			(CUSIP 651639106)
2005			2005
First Quarter	42.63	30.10	First Quarter	46.24	40.40
Second Quarter	32.50	22.25	Second Quarter	42.45	35.10
Third Quarter	30.36	23.72	Third Quarter	48.05	36.86
Fourth Quarter	28.70	23.71	Fourth Quarter	53.69	42.51
2006			2006
First Quarter	39.30	26.75	First Quarter	61.95	47.79
Second Quarter	42.28	29.06	Second Quarter	58.43	47.72
Third Quarter	34.75	28.29	Third Quarter	55.52	42.75
Fourth Quarter	43.27	34.15	Fourth Quarter	47.57	40.83
2007			2007
First Quarter	53.69	39.88	First Quarter	47.71	41.42
Second Quarter	66.31	52.95	Second Quarter	45.00	38.53
Third Quarter	78.55	53.82	Third Quarter	48.26	39.44
Fourth Quarter	83.88	68.33	Fourth Quarter	54.50	44.75
2008			2008
First Quarter	81.80	59.70	First Quarter	56.22	45.30
Second Quarter	104.25	81.49	Second Quarter	52.68	42.93
Third Quarter (through August 27, 2008)	93.17	73.90	Third Quarter (through August 27, 2008)	53.37	41.50

September 2008	Page A-4

Trigger Securities due October       , 2009
Based on the Performance of a Basket of Metals Sector and Mining Sector Stocks

Nucor Corporation and its subsidiaries manufacture and sell steel and steel products. Its Commission file number is 001-04119.			Peabody Energy Corporation is a coal company with mining operations in the United States and Australia. Its Commission file number is 001-16463.
Nucor Corporation	High	Low	Peabody Energy Corporation	High	Low
(CUSIP 670346105)			(CUSIP 704549104)
2005			2005
First Quarter	31.92	24.18	First Quarter	23.35	17.35
Second Quarter	29.20	22.81	Second Quarter	26.11	18.43
Third Quarter	30.14	23.21	Third Quarter	39.49	24.90
Fourth Quarter	34.62	26.64	Fourth Quarter	40.31	33.80
2006			2006
First Quarter	53.33	34.23	First Quarter	48.58	39.42
Second Quarter	59.65	46.22	Second Quarter	68.94	44.82
Third Quarter	55.94	46.37	Third Quarter	54.04	32.67
Fourth Quarter	65.84	48.35	Fourth Quarter	45.03	33.00
2007			2007
First Quarter	66.37	54.50	First Quarter	41.61	34.17
Second Quarter	69.25	57.69	Second Quarter	51.72	38.14
Third Quarter	63.77	45.86	Third Quarter	47.06	36.92
Fourth Quarter	63.55	50.62	Fourth Quarter	62.28	45.20
2008			2008
First Quarter	74.45	50.30	First Quarter	62.72	47.45
Second Quarter	82.07	68.11	Second Quarter	88.05	52.35
Third Quarter (through August 27, 2008)	72.23	49.75	Third Quarter (through August 27, 2008)	85.89	54.33

POSCO is a steel producer that sells products primarily to the Korean market. Its Commission file number is 001-13368.
Sasol Limited is an integrated oil and gas company with substantial chemical interests based in South Africa and operating in numerous countries throughout the world.  Its Commission file number is 001-31615.

POSCO	High	Low	Sasol Limited	High	Low
(CUSIP 693483109)			(CUSIP 803866300)
2005			2005
First Quarter	54.85	41.22	First Quarter	25.73	20.00
Second Quarter	49.70	43.75	Second Quarter	28.77	22.59
Third Quarter	57.08	44.12	Third Quarter	38.69	27.30
Fourth Quarter	56.01	47.85	Fourth Quarter	39.17	30.96
2006			2006
First Quarter	63.80	48.97	First Quarter	42.70	31.97
Second Quarter	74.41	56.07	Second Quarter	46.10	31.43
Third Quarter	66.88	58.59	Third Quarter	39.40	30.58
Fourth Quarter	84.88	63.00	Fourth Quarter	36.90	30.78
2007			2007
First Quarter	106.88	76.49	First Quarter	35.49	28.76
Second Quarter	129.60	99.34	Second Quarter	39.39	32.64
Third Quarter	184.54	124.50	Third Quarter	46.71	35.66
Fourth Quarter	195.89	147.17	Fourth Quarter	54.39	44.31
2008			2008
First Quarter	147.74	108.41	First Quarter	54.49	43.11
Second Quarter	147.05	112.80	Second Quarter	66.09	47.88
Third Quarter (through August 27, 2008)	133.73	106.07	Third Quarter (through August 27, 2008)	57.95	49.51

September 2008	Page A-5

Trigger Securities due October       , 2009
Based on the Performance of a Basket of Metals Sector and Mining Sector Stocks

Steel Dynamics, Inc. is a steel producer and scrap processor. Its Commission file number is 000-21719.
Tenaris S.A. is a global manufacturer and supplier of steel pipe products and related services for the energy industry as well as for other industrial applications.  Its Commission file number is 001-31518.

Steel Dynamics, Inc.	High	Low	Tenaris S.A.	High	Low
(CUSIP 858119100)			(CUSIP 88031M109)
2005			2005
First Quarter	11.41	8.44	First Quarter	13.39	9.04
Second Quarter	8.60	6.38	Second Quarter	16.02	10.70
Third Quarter	8.72	6.66	Third Quarter	27.71	15.70
Fourth Quarter	9.07	6.90	Fourth Quarter	28.58	20.97
2006			2006
First Quarter	14.45	9.02	First Quarter	37.25	24.42
Second Quarter	17.22	12.33	Second Quarter	48.26	31.85
Third Quarter	16.23	11.81	Third Quarter	40.95	34.32
Fourth Quarter	17.73	12.12	Fourth Quarter	51.02	34.05
2007			2007
First Quarter	21.60	15.76	First Quarter	50.35	41.48
Second Quarter	24.39	20.17	Second Quarter	49.85	43.50
Third Quarter	24.20	18.11	Third Quarter	53.05	42.56
Fourth Quarter	30.23	22.32	Fourth Quarter	54.75	43.00
2008			2008
First Quarter	35.27	23.02	First Quarter	49.89	36.52
Second Quarter	40.67	33.90	Second Quarter	74.50	49.90
Third Quarter (through August 27, 2008)	38.09	23.39	Third Quarter (through August 27, 2008)	72.95	50.04

Ternium S.A. is a steel company involved in several steel markets through a network of distribution, sales and marketing services. Its Commission file number is 001-32734.			United States Steel Corporation is an integrated steel producer with production operations in North America and Central Europe. Its Commission file number is 001-16811.
Ternium S.A.	High	Low	United States Steel Corporation	High	Low
(CUSIP 880890108)			(CUSIP 912909108)
2006			2005
First Quarter (beginning January 31, 2006)	28.46	20.00	First Quarter	63.12	46.34
Second Quarter	28.49	20.15	Second Quarter	51.18	34.10
Third Quarter	25.40	21.96	Third Quarter	45.40	34.80
Fourth Quarter	30.00	21.82	Fourth Quarter	50.60	34.64
2007			2006
First Quarter	29.85	24.01	First Quarter	63.22	49.44
Second Quarter	31.00	25.62	Second Quarter	76.60	56.99
Third Quarter	34.09	24.41	Third Quarter	70.20	54.99
Fourth Quarter	41.23	31.27	Fourth Quarter	78.75	55.06
2008			2007
First Quarter	39.50	32.28	First Quarter	101.22	69.72
Second Quarter	45.18	33.00	Second Quarter	125.05	100.85
Third Quarter (through August 27, 2008)	41.01	31.63	Third Quarter	116.10	80.42
			Fourth Quarter	120.91	86.42
			2008
			First Quarter	126.87	95.82
			Second Quarter	191.96	132.65
			Third Quarter (through August 27, 2008)	175.35	128.14

September 2008	Page A-6